                                                                Exhibit No. 7(b)


                          AMENDMENT TO CUSTODY CONTRACT



      Amendment dated August 3, 1999, to the custody contract, dated August 18, 1995, as amended, by and between State Street Bank and Trust Company (the "Custodian") and PaineWebber PACE Select Advisors Trust (formerly Managed Accounts Services Portfolio Trust), on behalf of each Portfolio/Series listed on Attachment I hereto (each a "Fund") (the "Custody Contract").

      WHEREAS the Custodian serves as the custodian of each Fund's assets pursuant to the Custody Contract;

      WHEREAS the Funds may appoint one or more banks identified on Schedule A to this Amendment, as amended from time to time, to serve as additional custodians for the Funds (each, a "Repo Custodian") for the purpose of the Funds' engaging in tri-party repurchase agreement transactions ("Tri-Party Repos");

      WHEREAS the Funds may direct the Custodian to make "free delivery" to one or more Repo Custodians of cash or other assets maintained in custody by the Custodian for the Funds pursuant to the Custody Contract for purposes of engaging in Tri-Party Repos; and

      WHEREAS the Custodian and the Funds desire to amend the Custody Contract to permit the Custodian to make "free delivery" of cash and other assets of the Funds to Repo Custodians from time to time;

      NOW THEREFORE, the Custodian and the Fund hereby agree to amend the Custody Contract by adding the following provisions thereto:

      1. Notwithstanding anything to the contrary in the Custody Contract, upon receipt of Proper Instructions (as defined in the Custody Contract), the Custodian shall deliver cash and/or other assets of the Funds to any account maintained for the Funds by a Repo Custodian listed on Schedule A, which delivery may be made without contemporaneous receipt by the Custodian of cash or other assets in exchange therefor. Upon such delivery of cash or other assets in accordance with such Proper Instructions, the Custodian shall have no further responsibility or obligation to the Funds as a custodian of the Funds with respect to the cash or assets so delivered. In preparing reports of monies received or paid out of the Fund or of assets comprising the Fund, the Custodian shall be entitled to rely upon information received from time to time from the Repo Custodian and shall not be responsible for the accuracy or completeness of such information included in the Custodian's reports until such assets are received by the Custodian.

      2. The Funds may amend Schedule A from time to time to add or delete a Repo Custodian for the Funds by delivering Special Instructions (as defined herein) to the

Custodian. The term Special Instructions shall mean written instructions executed by at least two officers of the Funds holding the office of Vice President or higher. In all other respects, each Custody Contract shall remain in full force and effect and the Custodian and the Funds shall perform their respective obligations in accordance with the terms thereof.

      EXECUTED to be effective as of the date set forth above.


                                   PAINEWEBBER PACE SELECT ADVISORS TRUST
                                   On Behalf of Funds Listed on Attachment I



                                   By:  /s/ Dianne E. O'Donnell
                                        ----------------------------------------

                                   Name:  Dianne E. O'Donnell

                                   Title: Assistant Secretary and Vice President



                                   STATE STREET BANK AND TRUST COMPANY



                                   By:  /s/ Ronald E. Logue
                                        ----------------------------------------

                                   Name:  Ronald E. Logue

                                   Title: Vice Chairman

                                  ATTACHMENT I

                        Dated:       August 3, 1999
                               ---------------------------

                                       to

               Amendment dated August 3, 1999, to Custody Contract
                          Of August 18, 1995, between
                     State Street Bank and Trust Company and
                     PaineWebber PACE Select Advisors Trust


PORTFOLIO/SERIES                                            DATE OF CUSTODY
----------------                                            ----------------
PACE Money Market Investments                                   08/18/95
PACE Government Securities Fixed Income Investments             08/18/95
PACE Intermediate Fixed Income Investments                      08/18/95
PACE Strategic Fixed Income Investments                         08/18/95
PACE Municipal Fixed Income Investments                         08/18/95
PACE Global Fixed Income Investments                            08/18/95
PACE Large Company Value Equity Investments                     08/18/95
PACE Large Company Growth Equity Investments                    08/18/95
PACE Small/Medium Company Value Equity Investments              08/18/95
PACE Small/Medium Company Growth Equity Investments             08/18/95
PACE International Equity Investments                           08/18/95
PACE International Emerging Markets Equity Investments          08/18/95

                                   SCHEDULE A
                                   ----------

                        Dated:       August 3, 1999
                               ---------------------------

                                       to

              Amendment dated August 3, 1999, to Custody Contract
                           Of August 18, 1995, between
                     State Street Bank and Trust Company and
                     PaineWebber PACE Select Advisors Trust
                    On Behalf of Funds Listed on Attachment I





TRI-PARTY REPO CUSTODIAN BANKS
------------------------------

The Bank of New York
Chase Manhattan Bank











Authorized Signatures:

By: /s/ Dianne E. O'Donnell                    By: /s/ Andrew S. Novak
    --------------------------------               -----------------------------

Title: Secretary and Vice President            Title: Vice President and
       -----------------------------                  Assistant Secretary
                                                      --------------------------

Date: As of August 3, 1999                     Date: As of August 3, 1999
      ------------------------------                 ---------------------------